ALEXANDER & BALDWIN, INC.

Supplemental Information Package for

Alexander & Baldwin, Inc. - Real Estate Leasing Segment

June 30, 2007

(Unaudited)

ALEXANDER & BALDWIN, INC.

Alexander & Baldwin, Inc. – Real Estate Leasing Segment

Index to Supplemental Information Package (Unaudited)

June 30, 2007

The information contained in this Supplemental Information Package is unaudited and should be read in conjunction with the Company’s quarterly and annual reports and other filings with the Securities and Exchange Commission.

About the Company	1

Overview of the Real Estate Leasing Segment	2

Real Estate Leasing Segment Strategy	3

Real Estate Leasing Highlights and Discussion	4

Real Estate Leasing Segment Portfolio Overview

Property Detail – Hawaii Improved Properties	5
Property Detail – Mainland Improved Properties	6
Property Summary – Comparable Occupancy Data by Geographic Region	7

Supplemental Operating Information

Real Estate Leasing Net Operating Income (“NOI”)	8
Year-to-Date Lease Portfolio Acquisitions/Dispositions	9
Lease Expirations of Improved Properties	10

Forward-Looking Statements

This Supplemental Information Package contains certain forward-looking statements, such as forecasts and projections of the Company’s future performance or statements of management’s plans and objectives. These statements are “forward-looking” statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Except for historical information contained in this Supplemental Information Package, such communications contain forward-looking statements. These include, for example, all references to the remainder of 2007 or future years. New risk factors emerge from time to time and it is not possible for the Company to predict all such risk factors, nor can it assess the impact of all such risk factors on the Company’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Accordingly, forward-looking statements cannot be relied upon as a guarantee of future results and involve a number of risks and uncertainties that could cause actual results to differ materially from those projected in the statements, including, but not limited to the factors that are described in Part I, Item 1A under the caption of “Risk Factors” of the Company’s 2006 annual report on Form 10-K. The Company is not required, and undertakes no obligation, to revise or update forward-looking statements or any factors that may affect actual results, whether as a result of new information, future events, or circumstances occurring after the date of this report.

Basis of Presentation

The information contained in this Supplemental Information Package does not purport to disclose all items required by accounting principles generally accepted in the United States of America (“GAAP”). The information contained in this Supplemental Information Package is unaudited and should be read in conjunction with the Company’s Form 10-K for the year ended December 31, 2006 and Form 10-Q for the periods ended March 31 and June 30, 2007.

About the Company

Alexander & Baldwin, Inc. is a multi-industry corporation with most of its operations centered in Hawaii. It was founded in 1870 and incorporated in 1900. Ocean transportation operations, related shoreside operations in Hawaii, and intermodal and truck brokerage and logistics services are conducted by a wholly-owned subsidiary, Matson Navigation Company, Inc. (“Matson”) and two Matson subsidiaries. Real estate activities are conducted by A&B Properties, Inc. and agribusiness operations are conducted by a division and certain other subsidiaries of A&B.

•

Transportation - carrying freight, primarily between various U.S. Pacific Coast, Hawaii, Guam, other Pacific island, and China ports; chartering vessels to third parties; arranging domestic and international rail intermodal service, long-haul and regional highway brokerage, specialized hauling, flat-bed and project work, less-than-truckload and expedited/air freight services; and providing terminal, stevedoring and container equipment maintenance services in Hawaii.

•	Real Estate - purchasing, developing, selling, managing, leasing and investing in commercial (including retail, office and industrial) and residential properties, in Hawaii and on the U.S. mainland.
•

Agribusiness - growing sugar cane and coffee in Hawaii; producing bulk raw sugar, specialty food-grade sugars, molasses and green coffee; marketing and distributing roasted coffee and green coffee; providing sugar, petroleum and molasses hauling, general trucking services, mobile equipment maintenance and repair services, and self-service storage in Hawaii; and generating and selling, to the extent not used in A&B’s factory operations, electricity.

Corporate Headquarters

Alexander & Baldwin, Inc.

822 Bishop Street

Honolulu, HI 96813

Investor Relations

Questions about this supplemental information package should be directed to Kevin L. Halloran, Vice President, Corporate Development and Investor Relations at (808) 524-8422 or khalloran@abinc.com.

Transfer Agent & Registrar

Mellon Investor Services LLC,

San Francisco, California and Jersey City, New Jersey

Stock Exchange Listing

NASDAQ: ALEX

Websites

Alexander & Baldwin, Inc. - www.alexanderbaldwin.com

A&B Properties, Inc. - www.abprop.com

Matson, Inc. - www.matson.com

Hawaiian & Commercial Sugar Company - www.hcsugar.com

Overview of Real Estate Leasing Segment

The real estate leasing portfolio comprised approximately 7 percent and 24 percent of the Company’s consolidated revenue and operating profit (before subtracting amounts treated as discontinued operations), respectively, for the six months ended June 30, 2007.

The Company’s real estate leasing portfolio consists of improved properties in Hawaii and on the U.S. mainland, as well as unimproved properties in Hawaii. A brief description of each follows:

Hawaii Improved Properties - A&B’s Hawaii improved property portfolio consists of retail, office and industrial properties, comprising approximately 1.5 million square feet of leasable space as of June 30, 2007. The majority of the commercial properties are located on Maui and Oahu, with smaller holdings in the area of Port Allen, on the island of Kauai.

Hawaii Unimproved Properties – As of December 31, 2006, the Company owned approximately 89,440 acres of land, consisting of 89,195 acres in Hawaii and approximately 245 acres on the U.S. mainland. The vast majority of the lands held by the Company, approximately 88,590 acres in Hawaii, are designated for conservation or agricultural uses. The Company leases and licenses a relatively small portion of its lands to third parties. These leases and licenses consist of a wide variety of ground leases and licenses of urban and agricultural lands, ranging from ground leases covering the fee interest in land underlying commercial properties, to farming and pasture leases, to licenses of remnant parcels and easement areas, to sand and aggregate quarry leases whose lease or royalty payments are based on extraction rates. Accordingly, both period-to-period results and rental revenue per land unit may be highly variable.

Mainland Improved Properties - On the U.S. mainland, A&B owns a portfolio of improved properties acquired primarily by way of tax-deferred exchanges under Internal Revenue Code Section 1031. The Company’s mainland portfolio consists of retail, office and industrial properties, comprising approximately 3.9 million square feet of leasable space as of June 30, 2007.

Real Estate Leasing Segment Strategy

A core business objective of the Real Estate Leasing Segment is to generate the highest shareholder returns possible from its portfolio of income properties in Hawaii and on the U.S. mainland. This is accomplished through an integrated program of maximizing property values through effective property and asset management, monetizing those values through the selective sale of properties at or near peak values, and recycling the proceeds from those sales into tax-advantaged 1031 acquisitions of properties with higher growth potential.

Leasing Operations – The Company’s property and asset management program focuses on maximizing the cash flows and market value of its leased portfolio by strategically positioning each property with competitive lease rates and synergistic tenant mixes, while minimizing operating and tenant improvement costs.

Leasing Dispositions – The Company regularly sells selected assets from its portfolio when it believes the value of that asset has been maximized and the full fair market value for that asset can be realized. This allows the Company to capture embedded value created by its property and asset management efforts, and provides investment capital for redeployment through tax-deferred 1031 exchanges into other asset classes or locations where it believes higher returns may be realized. It is important to note, however, that the gains from these dispositions are reported as income within the Real Estate Sales segment and not the Real Estate Leasing segment.

Leasing Acquisitions – The Company recycles proceeds from the sale of properties by acquiring replacement properties through tax-deferred exchanges under section 1031 of the Internal Revenue Code. The use of 1031 exchange transactions allows the Company to redeploy, on an “interest-free” basis, the taxes that would otherwise be paid on the sale, resulting in higher after-tax internal rates of return on the investment in the replacement property. The Company also seeks to further enhance investment returns by acquiring properties in strengthening, secondary markets bearing higher return characteristics. Recently the Company has found a number of such opportunities in the Western United States, but continues to evaluate property acquisitions in Hawaii.

Nearly all of the Company’s mainland income properties have been acquired through 1031 exchanges, and while the Company expects that future acquisitions will be acquired predominantly with 1031 exchange proceeds, the Company is not limited to the use of 1031 proceeds in acquiring properties to enhance and expand its lease portfolio.

Real Estate Leasing Segment Highlights and Discussion – First Half 2007

Real estate leasing results during the first half of 2007 showed continued steady performance, with occupancies at or near historic levels. Occupancies for the first half of 2007 were 98 percent and 97 percent for the Hawaii and U.S. mainland improved portfolio, respectively.

Real estate leasing revenue and operating profit for the first half of 2007, before subtracting amounts treated as discontinued operations, were $55.2 million and $27.3 million, or 13 percent and 12 percent higher, respectively, than the amounts reported for the first half of 2006. These increases were due principally to the contribution from four new properties acquired during or subsequent to the first half of 2006, higher common area maintenance recoveries, and higher leasing activity at existing properties. These increases were partially offset by the sale of three properties during or subsequent to the first half of 2006; higher operating costs, including depreciation, increases in real property and other non-income related taxes, and utility costs; and higher interest income on tax deferred exchange proceeds in 2006.

The Company continues to seek attractive investment opportunities to expand its leasing portfolio. However, the high pricing of properties has limited the available supply of attractive opportunities that meet the Company’s targeted return benchmarks. During the first half of 2007, the Company purchased Royal MacArthur, a 43,600 square-foot retail center in Las Colinas, Texas for $13.5 million. There were no sales of leased properties in the first half of 2007; however, in the second quarter of 2007, the Company executed a contract to sell a four-acre parcel currently ground leased to a retail tenant in Honolulu. The closing of this transaction, and the associated recognition of revenue and operating profit, is expected to occur in the third or fourth quarter of 2007. Separately, the Company also executed a contract in the second quarter to sell two retail centers on Maui that are expected to close in the fourth quarter of 2007 or early 2008.

Alexander & Baldwin, Inc.

Real Estate Leasing Segment Portfolio Overview

Property Detail - Hawaii Improved Properties

As of June 30, 2007

Property	Island	Gross Leasable Area (sq. ft.)	Leased[1] 1st Half 2007

Industrial:
P&L Warehouse	Maui	104,100	100%
Hawaii Business Park	Oahu	85,200	100%
Wakea Business Center II	Maui	61,500	100%
Port Allen Center I	Kauai	28,000	96%
Port Allen Steel Warehouse	Kauai	22,800	100%
Port Allen Center II	Kauai	13,600	74%
Subtotal – Industrial		315,200	99%

Office:
Pacific Guardian Complex	Oahu	143,200	99%
Kahului Office Building	Maui	56,700	97%
Kahului Office Center	Maui	32,800	100%
Stangenwald Building	Oahu	27,100	98%
Judd Building	Oahu	20,200	100%
Lono Center	Maui	13,100	100%
Old Kahului Railroad Building	Maui	6,900	92%
Subtotal – Office		300,000	99%

Retail:
Maui Mall	Maui	191,300	98%
Mililani Shopping Center	Oahu	180,300	100%
Kaneohe Bay Shopping Center	Oahu	124,500	100%
Kunia Shopping Center	Oahu	60,600	98%
Kahului Shopping Center	Maui	56,600	98%
Napili Plaza	Maui	45,200	86%
Fairway Shops at Kaanapali	Maui	35,000	90%
Apex Building	Maui	28,100	100%
Port Allen Marina Center	Kauai	23,500	84%
Old Kahului Store	Maui	17,000	100%
Acura Buildings	Maui	16,600	100%
Kele Center	Maui	14,600	100%
BMW Building	Maui	6,100	100%
Subtotal – Retail		799,400	98%

Residential:
Kahului Town Terrace	Maui	56,700	96%

TOTAL HAWAII		1,471,300	98%

1 Represents the average percentage of space leased during the period. Space is considered leased when a tenancy agreement has been fully executed or the space is revenue-producing.

Alexander & Baldwin, Inc.

Real Estate Leasing Segment Portfolio Overview

Property Detail - Mainland Improved Properties

As of June 30, 2007

Property	Location	Gross Leasable Area (sq. ft.)	Leased[1] 1st Half 2007

Industrial:
Ontario Distribution Center	Ontario, CA	898,400	100%
Sparks Business Center	Sparks, NV	396,100	100%
Centennial Plaza	Salt Lake City, UT	244,000	100%
Valley Freeway Corporate Park	Kent, WA	228,200	88%
San Jose Avenue Warehouse	City of Industry, CA	126,000	100%
Vista Controls Building	Valencia, CA	51,100	100%
Subtotal – Industrial		1,943,800	99%

Office:
1800 and 1820 Preston Park	Plano, TX	198,500	92%
Ninigret Office Park X and XI	Salt Lake City, UT	185,200	100%
San Pedro Plaza	San Antonio, TX	163,700	99%
2868 Prospect Park	Sacramento, CA	162,900	100%
Concorde Commerce Center	Phoenix, AZ	138,500	76%
Deer Valley Financial Center	Phoenix, AZ	126,600	96%
Southbank II	Phoenix, AZ	120,800	100%
2450 Venture Oaks	Sacramento, CA	100,000	100%
2890 Gateway Oaks	Sacramento, CA	58,700	86%
Subtotal – Office		1,254,900	95%

Retail:
Boardwalk Shopping Center	Round Rock, TX	184,600	97%
Arbor Park Shopping Center	San Antonio, TX	139,500	99%
Village at Indian Wells	Indian Wells, CA	104,600	100%
Broadlands Marketplace	Broomfield, CO	97,900	90%
Marina Shores Shopping Center	Long Beach, CA	67,700	98%
Wilshire Center	Greeley, CO	46,500	88%
Royal MacArthur Center	Dallas TX	43,600	100%
San Pedro Retail	San Antonio, TX	8,100	100%
Subtotal – Retail		692,500	97%

TOTAL MAINLAND		3,891,200	97%

1 Represents the average percentage of space leased during the period. Space is considered leased when a tenancy agreement has been fully executed or the space is revenue-producing.

Alexander & Baldwin, Inc.

Real Estate Leasing Segment Portfolio Overview

Property Summary – Comparable Occupancy Data by Geographic Region

As of June 30, 2007 and 2006

	Gross Leasable Area	Leased[1]	Gross Leasable Area	Leased[1]
	June 30, 2007	1st Half 2007	June 30, 2006	1st Half 2006

Hawaii – Improved	1,471,300	98%	1,541,700	98%
Mainland – Improved	3,891,200	97%	3,708,200	97%
TOTAL	5,362,500	97%	5,249,900	97%

1 Represents the average percentage of space leased during the period. Space is considered leased when a tenancy agreement has been fully executed or the space is revenue-producing.

Alexander & Baldwin, Inc.

Real Estate Leasing Segment

Real Estate Leasing Net Operating Income (“NOI”) 1

	Six Months Ended June 30, 2007 (in millions)
	Total NOI	Percentage of Total	Comparable NOI[2]	Percentage of Total	Book Basis[3]
Hawaii – Improved	$13.1	35%	$12.7	40%	$159.9
Hawaii – Unimproved	6.3	17%	4.6	15%	40.0
Mainland – Improved	18.2	48%	14.4	45%	337.8
TOTAL	$37.6	100%	$31.7	100%	$537.7

	Six Months Ended June 30, 2006 (in millions)
	Total NOI	Percentage of Total	Comparable NOI[2]	Percentage of Total
Hawaii – Improved	$12.8	38%	$11.7	39%
Hawaii – Unimproved	4.9	15%	4.9	16%
Mainland – Improved	15.6	47%	13.5	45%
TOTAL	$33.3	100%	$30.1	100%

[1]

Net operating income (“NOI”) is a non-GAAP measure derived from real estate revenues (determined in accordance with GAAP) minus property operating expenses (determined in accordance with GAAP). NOI does not have any standardized meaning prescribed by GAAP, and therefore, may differ from definitions of NOI used by other companies. NOI should not be considered as an alternative to net income (determined in accordance with GAAP) as an indicator of the Company’s financial performance, or as an alternative to cash flow from operating activities as a measure of the Company’s liquidity. NOI is commonly used as a measure of operating performance because it is an indicator of the return on property investment, and provides a method of comparing property performance over time. NOI excludes general and administrative expenses, interest income, interest expense, depreciation and amortization, and gains on sales of interests in real estate. The Company believes that the Real Estate Leasing segment’s operating profit after discontinued operations is the most directly comparable GAAP measurement to NOI. A required reconciliation of Real Estate Leasing operating profit to Real Estate Leasing Segment Comparable NOI is as follows:

Required Reconciliation of Real Estate Leasing Operating Profit to Real Estate Leasing Comparable NOI (non-GAAP) (in millions)	Six Months Ended June 30, 2007	Six Months Ended June 30, 2006

Real Estate Leasing Segment Operating Profit before Discontinued Operations	$27.3	$24.3
Less amounts reported in discontinued operations	(2.1)	(3.8)
Real Estate Leasing Segment Operating Profit after Subtracting Discontinued Operations	25.2	20.5
Adjustments:
Depreciation and amortization	7.8	7.1
General and administrative expense	2.3	1.8
Discontinued operations	2.1	3.8
Bad debt expense	0.2	0.1
Real Estate Leasing Total NOI	37.6	33.3
Acquisition Adjustments	(4.1)	(0.9)
Disposition Adjustments/Other	(1.8)	(2.3)
Real Estate Leasing Segment Comparable NOI[3]	$31.7	$30.1

[2]

“Comparable NOI” is defined as including only NOI related to properties that were operated throughout the duration of both periods under comparison. As a result, it excludes properties acquired or disposed of during or subsequent to the first half of 2006 that were not operated throughout the entire duration of both periods under comparison. In addition, “comparable NOI” excludes other non-recurring items. For the six-month period ended June 30, 2007, Comparable NOI for Hawaii-unimproved excludes $1.7 million of non-recurring items.

[3]

Represents the book basis of properties owned as of June 30, 2007. The tax bases of certain properties may be significantly lower than their fair values (and book bases) due to the deferral of gains allowed under section 1031/1033 of the Internal Revenue Code. Additionally, a large portion of the Company’s undeveloped lands on Maui and Kauai, excluding the Company’s Wailea holdings, has a cost basis of roughly $150 per acre, which may be significantly less than fair value.

Alexander & Baldwin, Inc.

Real Estate Leasing Segment

Year-to-Date Improved Property Portfolio Acquisition/Disposition Summary as of June 30, 2007

(Dollars in millions)

There were no improved property dispositions during the first half of 2007. Property acquisitions during the first half of 2007 were as follows:

Property acquired January 1, 2007 through June 30, 2007	Acquisition Date	Acquisition Price	Gross Leasable Area (sq. feet)	Leased Percentage at Acquisition

Royal MacArthur Center	3/1/07	$13.5	43,600	100%

Alexander & Baldwin, Inc.

Real Estate Leasing Segment

Full-Year 2006 Improved Property Portfolio Acquisition/Disposition Summary

(Dollars in millions)

Property acquired January 1, 2006 through December 31, 2006	Acquisition Date	Acquisition Price	Gross Leasable Area (sq. feet)	Leased Percentage at Acquisition
Ninigret Office Park	1/26/06	$21.3	185,200	100%
Gateway Oaks	6/14/06	$12.3	58,700	82%
Preston Park	6/30/06	$24.3	198,500	92%
Acura Buildings (1)	(1)	(1)	16,600	100%
Concorde Commerce Center	12/22/06	$24.7	138,500	93%

Property disposed of January 1, 2006 through December 31, 2006	Disposition Date	Disposition Price	Gross Leasable Area (sq. feet)	Leased Percentage at Disposition
One Main Plaza	3/3/06	$16.0	82,000	83%
Carefree Market Place	6/28/06	(2)	85,000	91%
Mesa South Shopping Center	6/28/06	(2)	133,700	95%
Lanihau Shopping Center	12/05/06	$28.0	88,200	100%

(1)

The Acura Buildings are newly constructed facilities that are located within the Triangle Square property located in Kahului, Maui. The new facilities consist of an Acura Dealership facility and an Auto Value Center. The Company completed construction of the Dealership building on October 15, 2006, at a net cost of $1.3 million and the Auto Value Center on November 15, 2006, at a net cost of $0.9 million.

(2)	Carefree Market Place and Mesa South Shopping Center were sold together for an aggregate disposition price of $35.6 million.

Alexander & Baldwin, Inc.

Real Estate Leasing Segment

Lease Expirations of Improved Properties1

As of June 30, 2007

Year of expiration	Gross Leasable Area (sq. feet) of Expiring Leases	Percentage of Gross Leased Area

2007	234,000	4.7%
2008	554,000	11.0%
2009	1,611,000	32.1%
2010	686,000	13.7%
2011	729,000	14.6%
2012	256,000	5.1%
2013	302,000	6.0%
2014	326,000	6.5%
2015	46,000	0.9%
2016	51,000	1.0%
2017	42,000	0.9%
Thereafter	177,000	3.5%
Total	5,014,000	100.0%

1 Excludes leases on a month-to-month tenancy.

Tenants that provide more than 10% of annualized straight-line lease income as of June 30, 2007: None